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                                                                EXHIBIT 9


                            VOTING TRUST AGREEMENT


     This VOTING TRUST AGREEMENT ("Agreement") is entered into as of April 15, 1996, by and among ROBERT D. HAAS, PETER E. HAAS, SR., PETER E. HAAS, JR. AND F. WARREN HELLMAN, as the voting trustees (each of whom, in such capacity and with his successor(s) being hereinafter referred to as a "Voting Trustee"), and the stockholders of LSAI HOLDING CORP., a Delaware corporation (the "Company") who are parties hereto (hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders"), as identified and listed on a certificate attested to by the Secretary of the Company and maintained with the permanent records of the Company on behalf of the Voting Trustees (the "Certificate").

                                   RECITALS

     WHEREAS, upon the consummation (the "Closing") of the transactions contemplated by the Stock Subscription Agreement dated as of January 25, 1996 between each of the Stockholders and the Company (each, a "Stock Subscription Agreement" and collectively, the "Stock Subscription Agreements") the Stockholders will be the record and beneficial owners of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), with the number of shares of Common Stock held by each Stockholder being set forth on the Certificate;

     WHEREAS, LSAI Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company ("Acquisition"), the Company, and Levi Strauss Associates Inc., a Delaware corporation ("LSAI"), have entered into an Agreement and Plan of Merger, dated as of February 8, 1996 (the "Merger Agreement"), providing, among other things, for the merger (the "Merger") of Acquisition with and into LSAI; and

     WHEREAS, the Voting Trustees and the Stockholders believe it advisable, in order to provide for the long-term, stable and consistent ownership and governance of the Company, to deposit the shares of Common Stock to be issued to the Stockholders under the Stock Subscription Agreements with the Voting Trustees, creating a Voting Trust (the "Trust") on the terms and conditions hereinafter set forth, and for the initial and successor Voting Trustees to share a common vision of the Company, to represent and reflect the financial and other interests of the Stockholders and to bring a balance of perspectives to the Voting Trustees as a whole (the term "Shares", as used in this Agreement, shall include, in addition to the shares of Common Stock originally deposited with the Voting Trustees pursuant to Article II hereof, all additional shares of Common Stock and other securities of the Company or any successor or successors of the Company deposited with the Voting Trustees pursuant to Section 3.3 or
Article VIII hereof or retained by the Voting Trustees pursuant to Article X hereof).

     NOW THEREFORE, in consideration of the premises and of the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                              FILING; INSPECTION

     1.1. Filing of Agreement with the Company; Availability for Inspection by Stockholders. Copies of counterparts of this Agreement, signed by each of the Stockholders, and of every
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agreement supplemental to this Agreement or amending this Agreement, shall be filed in the principal office of the Company, which immediately following the effective time of the Merger shall be located at Levi's Plaza, 1155 Battery Street, San Francisco, California 94111 and in the registered office of the Company in the State of Delaware, and shall be open to reasonable inspection by any Stockholder. The "Voting Trust Certificates" (as defined in Section 3.1) issued as provided in this Agreement shall be issued, received and held subject to all of the terms of this Agreement, the respective Stock Subscription Agreements executed by the Stockholders pursuant to which such Stockholders acquired their Shares and a Stockholders' Agreement dated of even date herewith executed by the Company and the Stockholders (the "Stockholders' Agreement").

                                  ARTICLE II

                      TRANSFER OF SHARES TO VOTING TRUST

     2. 1. Transfer of Shares. Effective as of the Closing, each of the Stockholders hereby directs Thomas J. Bauch and Nenita Sobejana, as their agents, to deposit with the Voting Trustees (or with a national bank or other bank with capital of at least $100,000,000 designated by the Voting Trustees from time to time (the "Custodian")) such Stockholder's Shares, by causing the Company to deliver to the Voting Trustees (or Custodian, if any) a certificate (or certificates) representing the Shares purchased by, and issued in the name of, such Stockholder under the applicable Stock Subscription Agreement, together with appropriate stock powers transferring such certificate(s) to the Voting Trustees, with any requisite stock transfer stamps annexed thereto. The Stockholders and the Voting Trustees (or Custodian, if any) shall take (or shall cause the Company to take) such action as is necessary to effect the transfer of the Shares to, and in the name of, the Voting Trustees on the books of the Company, including the immediate filing of this Agreement with the Secretary of the Company. The certificate(s) for Shares so transferred and delivered to the Voting Trustees pursuant to this Agreement shall be surrendered by the Voting Trustees to the Company's Secretary or transfer agent, if any, and cancelled, and a new certificate (or certificates) therefor shall be issued to and held by the Voting Trustees in the names of "Robert D. Haas, Peter E. Haas, Sr., Peter
E. Haas, Jr. and F. Warren Hellman, as Voting Trustees". Upon receipt by the Voting Trustees of the certificate(s) for Shares and upon the transfer of the Shares into the name of the Voting Trustees, the Voting Trustees shall hold the Shares, as stockholders of record, subject to the terms and conditions of this Agreement.

     2.2. Custodian May Administrate. The Voting Trustees may designate a Custodian to assist the Voting Trustees in connection with the administration of transfer and voting procedures for Shares and Voting Trust Certificates under this Agreement. If a Custodian is designated by the Voting Trustees, such person shall have no power to make voting or investment decisions with respect to the Shares, but shall only be empowered, at the direction of the Voting Trustees, to make necessary arrangements for the voting or transfer of Shares and Voting Trust Certificates in a manner consistent with this Agreement.

                                  ARTICLE III

                           ISSUANCE AND TRANSFER OF
                           VOTING TRUST CERTIFICATES
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     3.1. Issuance of Certificates. Promptly after the Closing, the Voting
Trustees shall issue (or cause to be issued by the Custodian, if any) to each Stockholder, in exchange for the Shares delivered by such Stockholder or such Stockholder's agent on his or her behalf pursuant to this Agreement, a Voting Trust Certificate(s) substantially in the form annexed as Exhibit A hereto (the "Voting Trust Certificate(s)"), representing in the aggregate the number of Shares purchased by the respective Stockholder pursuant to the applicable Stock Subscription Agreement. Except as otherwise specifically provided in this Agreement (including, without limitation, Articles IV, VIII and X), all options, rights of purchase, and other powers, privileges and limitations thereof affecting the Shares represented by the Voting Trust Certificates (including, without limitation, those provided for in the Stockholders' Agreement relating to, among other things, restrictions upon transfers of Shares) shall attach to the Voting Trust Certificates.

     3.2. Shares and Voting Trust Certificates Transferred as a Unit. Shares and Voting Trust Certificates are necessarily linked and cannot be transferred separately. Any transfer of Voting Trust Certificates shall be deemed to effect a transfer of the underlying Shares, and any transfer of Shares with respect to which Voting Trust Certificates have been issued shall be deemed to effect a transfer of such Voting Trust Certificates.

     3.3. Transfer Restrictions. No sale, assignment, gift, pledge or other encumbrance, or other transfer or similar transaction (collectively "Transfer") of Voting Trust Certificates or the related Shares, will be effective, recognized by the Company or the Voting Trustees or recorded on the books and records of the Company and on the Certificate unless (a) the intended transferee in such Transfer first becomes a party to this Agreement and (b) the provisions of the Stockholders' Agreement relating to Transfers are duly complied with. All Stockholders agree to be bound by this Agreement with respect to any Voting Trust Certificates or the related Shares acquired after the date hereof, and all Stockholders further agree to transfer any shares of Common Stock acquired after the date hereof to the Voting Trustees in exchange for Voting Trust Certificates and to be bound by this Agreement with respect thereto. In the case of (i) Transfers of Voting Trust Certificates or the related Shares by Stockholders or
(ii) issuances of shares of Common Stock by the Company, in each case to persons who are not Stockholders (and hence at such time are not parties to this Agreement), such Transfers or issuances will be recognized and recorded on the books and records of the Company and on the Certificate only after appropriate documentation in a form satisfactory to the Voting Trustees has been executed and the transferee has thereby agreed to become bound by this Agreement (it being understood that without such documentation the Company and the Voting Trustees shall recognize only the original transferor as the beneficial owner and/or record holder, as the case may be, of any Voting Trust Certificates and related Shares affected by such purported Transfer). It is intention of the Voting Trustees that the Company will issue no shares of Common Stock subsequent to the Closing unless such shares are subject to this Agreement or this Agreement is amended pursuant to Section 14.4 hereof by the vote of holders of Voting Trust Certificates representing at least two-thirds of the then outstanding Shares to accommodate the existence of shares of Common Stock outside the Voting Trust Agreement.

                                  ARTICLE IV

                     AUTHORITY OF VOTING TRUSTEES TO VOTE
                 THE SHARES; POWERS RESERVED FOR STOCKHOLDERS
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     4.1. General. The Voting Trustees shall hold the Shares transferred to them pursuant to Articles II, III, VIII and X and Section 14.1 of this Agreement under the terms and conditions set forth in this Agreement. Except as expressly provided by this Agreement (including Sections 4.2 and 4.3 hereof), for as long as any of the Shares are subject to this Agreement, and until the actual delivery by the Voting Trustees (or Custodian, if any), to the Stockholders owning such Shares, of stock certificates in exchange for Voting Trust Certificates pursuant to Section 13.3 of this Agreement, the Voting Trustees shall have full power and authority, and are hereby fully and exclusively empowered and authorized, to vote in person or by proxy the Shares deposited pursuant to this Agreement and transferred to them (including any changed or additional Shares, as provided in Article III, VIII or X hereof) at all meetings of the stockholders of the Company or to give written consents in lieu of voting such Shares in respect of any and all matters on which Shares are entitled to vote.

     4.2. Certain Powers Reserved for Holders of Voting Trust Certificates. (a) Notwithstanding the provisions of Section 4.1 hereof, the holders of Voting Trust Certificates, and not the Voting Trustees, shall have the exclusive right to direct the Voting Trustees with respect to the voting of, and the exercise of appraisal rights (if the Voting Trustees would, under applicable law, be entitled as record holders to such appraisal rights in the event they were to vote against the proposed matter) or rights to consent with respect to, the Shares underlying such Voting Trust Certificates, on the following matters ("Pass-Through Voting Matters") and the Voting Trustees shall be absolutely required to vote or not vote, such Shares in accordance with such instructions on all such Pass-Through Voting Matters:

          (i) any merger transaction in connection with which, in the absence of this Agreement, the holders of shares of Common Stock, as the Company's stockholders, would be entitled to vote under the Delaware General Corporation Law as then in effect (it being understood that this provision shall not require the Company or the Voting Trustees to structure any such transaction in such a way that stockholders would be entitled to vote);

          (ii) any sale by the Company of all or substantially all of its assets in connection with which in the absence of this Agreement, the holders of shares of Common Stock, as the Company's stockholders, would be entitled to vote under the Delaware General Corporation Law as then in effect (it being understood that this provision shall not require the Company or the Voting Trustees to structure any such transaction in such a way that stockholders would be entitled to vote);

          (iii) any liquidation, dissolution or winding-up of the affairs of the Company in connection with which in the absence of this Agreement, the holders of shares of Common Stock, as the Company's stockholders, would be entitled to vote under the Delaware General Corporation Law as then in effect (it being understood that this provision shall not require the Company or the Voting Trustees to structure any such transaction in such a way that stockholders would be entitled to vote); and

          (iv) any amendment to the Company's Certificate of Incorporation which alters or changes the powers, preferences or rights of the shares of Common Stock so as to affect the holders thereof adversely (it being understood that the "holders" for this purpose shall include the holders of Voting Trust Certificates).

     (b) In addition, notwithstanding the provisions of Section 4.1 hereof, the holders of Voting Trust Certificates, and not the Voting Trustees, shall have the exclusive right, in their capacity as such, to approve or disapprove the following matters (the "Holder Approval Matters-): the matters specified in Sections 6.1, 7.3, 13.1(c), 13.1(d), 13.2 and 14.4 hereof as matters requiring the approval by the holders of Voting Trust Certificates representing at least two-thirds of the outstanding Shares.

     (c) The Stockholders, and not the Voting Trustees, shall, subject to the provisions of the Stockholders' Agreement, the Company's Certificate of Incorporation and Bylaws and any other applicable law, regulation or agreement, have the sole power to Transfer their Shares, including, without limitation, to the Company under the Company's estate tax policies or otherwise.

     4.3. Procedures for Voting Directions, and Voting, by Holders of Voting Trust Certificates.

     (a) (i)   The rights of holders of Voting Trust Certificates to direct the
     Voting Trustees with respect to the voting of, and the exercise of appraisal rights with respect to, the Shares underlying their Voting Trust Certificates in connection with Pass-Through Voting Matters, shall be exercised at a meeting of holders of Voting Trust Certificates called for such purpose or by written consent in lieu of such a meeting. Such meeting of, or action by written consent of, holders of Voting Trust Certificates, shall also constitute a meeting of, or action by written consent of, stockholders of the Company, as provided in this Section 4.3. At each meeting at which a Pass-Through Voting Matter is to be acted upon, the presence in person or by proxy of the holders of record of Voting Trust Certificates shall be deemed to be the presence in person or by proxy of the Voting Trustees with respect to the number of Shares represented by such Voting Trust Certificates for purposes of holding a meeting of, and conducting a vote of, stockholders of the Company. The quorum, meeting conduct and voting requirements for action at a meeting of stockholders on a Pass-Through Voting Matter shall be as specified in the Company's Certificate of Incorporation and Bylaws, and as required by law for meetings of stockholders generally, except as provided in Section 4.3(a)(iii) hereof. In the event such a vote occurs by written consent in lieu of a meeting, consents of the Voting Trustees executed at the direction of holders of Voting Trust Certificates representing the percentage of the then outstanding shares of Common Stock necessary for the taking of such action under applicable law and the Company's Certificate of Incorporation and Bylaws shall be required.

         (ii) The rights of holders of Voting Trust Certificates to approve or disapprove the Holder Approval Matters shall be exercised at a meeting of holders of Voting Trust Certificates called for such purpose or by written consent in lieu of a meeting. In connection with any such meeting or action by written consent, the presence in person or by proxy, or the written consent of, holders of record of Voting Trust Certificates representing two-thirds of the Shares then outstanding shall be necessary for approval of such Holder Approval Matters.

         (iii) Notwithstanding the foregoing, nothing in this Section 4.3 or otherwise in this Agreement shall mean that there will be annual or other periodic meetings of holders of Voting Trust Certificates. Any such meetings shall be called (A) only when there is a Pass-Through Voting Matter or a Holder Approval Matter which will not be acted upon by written consent in lieu of a meeting and (B) only by the Voting Trustees unless, in accordance with Section 4.3(c) or 4.3(e) of this Agreement, the Voting Trustees have failed to call a meeting and the holders of Voting Trust Certificates have been specifically granted the right to request such a meeting. The business to be conducted at any such meeting shall be limited to one or more Pass-Through Voting Matters or Holder Approval Matters and no holder of a Voting Trust Certificate shall have a right to raise other business or submit other proposals for action by stockholders or by holders of Voting Trust Certificates.

     (b) For the taking of any action as provided in this Section 4.3 by the holders of Voting Trust Certificates, whether with respect to Pass-Through Voting Matters or Holder Approval Matters, each such holder shall have one vote for each share of Common Stock represented by a Voting Trust Certificate standing in his or her name in the Certificate as of any record date fixed by the Board of Directors of the Company for such purpose or, if no such date be fixed, at the close of business on the business day next preceding the day on which notice of a meeting is given, or if notice is waived or no meeting is held, at the close of business on the business day next preceding the day on which the meeting is held or the consents are to become effective.

     (c) In conjunction with any action to be taken by holders of Voting Trust Certificates as provided in this Section 4.3, whether with respect to Pass-Through Voting Matters or Holder Approval Matters (other than pursuant to
Section 13.1(d) which is covered by Section 4.3(e) hereof), the Voting Trustees shall, as promptly as practicable, call a meeting or arrange for action by written consent of the holders of Voting Trust Certificates. If no notice of such meeting has been given, or no such arrangements are made, within 30 days of the date of the event or circumstance giving rise to such action, any holder of a Voting Trust Certificate may request, by written notice to the Voting Trustees, that a meeting be called or arrangements be made for action by written consent without a meeting. Upon receipt of such request, the Voting Trustees shall promptly call a meeting or make such arrangements.

     (d) (i)   In conjunction with any action to be taken by holders of Voting
     Trust Certificates as provided in this Section 4.3 with respect to Pass-Through Voting Matters, the Voting Trustees shall use reasonable efforts to cause the Company to deliver to each holder such notices and information as would be furnished to such holders if they were the record holders of Shares in respect of the exercise of voting rights, together with forms by which the holder of record of a Voting Trust Certificate may instruct the Voting Trustees, or revoke such instruction, with respect to the voting of and, if applicable, the exercise of appraisal rights relating to, the Shares represented by such Voting Trust Certificate. Upon timely receipt of directions, the Voting Trustees shall (A) vote on each matter the number of Shares as directed by the holder of the related Voting Trust Certificate or not vote if so directed by a holder of a Voting Trust Certificate and (B) exercise any applicable appraisal rights as directed by a holder of a Voting Trust Certificate. The Voting Trustees shall vote, or not vote, all Shares as to which no instructions have been received from the holder of the related Voting Trust Certificate in the same proportion as those Shares for which the Voting Trustees have received proper direction on such matter.

         (ii) In conjunction with any action to be taken by holders of Voting Trust Certificates as provided in this Section 4.3 with respect to Holder Approval Matters, the Voting Trustees shall use reasonable efforts to cause the Company to deliver to each holder appropriate information relating to such matter, together with forms by which the holder may indicate approval or disapproval of such matter.

     (e) In the event there shall be no Voting Trustees in office as contemplated by Section 13.1(d), any holder of a Voting Trust Certificate may request, by written notice to the Company, that a meeting be called for purposes of determining whether the holders of Voting Trust Certificates wish to continue this Agreement and, if so, to designate one or more successor Voting Trustees. The Company shall use reasonable efforts, within 30 days of receipt of such written notice, to give written notice ("Company Notice") to all holders of Voting Trust Certificates of a meeting to be held no later than 30 days after such Company Notice for such purpose. Any holder or group of holders of record of Voting Trust Certificates representing at least five percent of the then outstanding Shares shall, by written notice to the Company within 10 days of the Company Notice, be entitled to nominate one or more successor Voting Trustees. If more than four potential successor Voting Trustees are nominated, each holder of record of a Voting Trust Certificate shall be entitled to vote for up to four successor Voting Trustees, but no more. Election of any given successor Voting Trustee shall require the vote of holders of Voting Trust Certificates representing at least two-thirds of the then outstanding Shares. In the event that more than four potential successor Voting Trustees each receive the affirmative vote of holders of Voting Trust Certificates representing at least two-thirds of the then outstanding Shares, the four nominees who receive the highest total number of votes shall be deemed elected. There shall be no cumulative voting or similar practice in connection with any such vote. This Agreement shall be continued only if (A) holders of Voting Trust Certificates representing at least two-thirds of the then outstanding Shares vote in favor of such continuance and (13) one or more successor Voting Trustees nominated in accordance with the foregoing requirements are approved by the required vote. In the event this Agreement is so continued, the Voting Trustee(s) so elected shall have, as contemplated by Section 7.4, all of the rights, powers, and obligations provided hereunder to Voting Trustees, including the right to elect additional Voting Trustees, subject to the terms of this Agreement.

     4.4. Trustees' Powers Irrevocable. Subject to Sections 4.2 and 4.3 hereof, the Voting Trustees' power to vote the Shares held by them and give consents in respect thereof pursuant to this Agreement shall be irrevocable for the term of this Agreement. Subject to Sections 4.2 and 4.3 hereof, the Voting Trustees shall have the right to waive notice of any meeting of stockholders of the Company in respect of such Shares. The Voting Trustees may exercise any power or perform any act pursuant to this Agreement by an agent or attorney duly authorized and appointed by them.

                                  ARTICLE V

                            ELIGIBILITY OF TRUSTEES

     5.1. Stock Ownership or Familial Relationship Not Required. Voting Trustees need not be holders of the Company's capital stock or members of the families descended from Levi Strauss or Daniel E. Koshland, Sr.

     5.2. Permitted Activities. No Voting Trustee or successor Voting Trustee shall be disqualified from serving as such if the Voting Trustee does any of the following, nor shall anyone serving in such trustee capacity be incapacitated from doing any of the following: (a) dealing or contracting with the Company or any of its affiliates, either as a vendor, purchaser, advisor, or otherwise, nor shall any transaction or contract be affected or invalidated by reason of the fact that a Voting Trustee or any firm or corporation affiliated with a Voting Trustee is in any way interested in such transaction or contract; nor shall a Voting Trustee be liable to account to the Company or to any stockholder thereof for any profits realized by, from or through any transaction or contract by reason of the fact that a Voting Trustee or any firm or corporation affiliated with a Voting Trustee is interested in such transaction or contract, or (b) serving the Company or any of its affiliates as an officer or director, or employee or in any other capacity, and receiving compensation therefor.

                                  ARTICLE VI

                    NUMBER OF TRUSTEES; ACTION BY TRUSTEES

     6.1. Increase or Decrease in Number of Trustees. The number of Voting Trustees shall initially be set at four. Any increase or decrease in the number of Voting Trustees specified under this Agreement shall require the approval of the holders of Voting Trust Certificates representing at least two-thirds of the outstanding Shares.

     6.2. Quorum for Action Regarding Voting of Shares; Notice of Trustee Meetings.

     (a) Action by the Voting Trustees regarding the voting of Shares (or regarding action by written consent with respect thereto) shall require (i) a quorum of three Voting Trustees if there are four Voting Trustees then in office, (ii) a quorum of two Voting Trustees if there are three Voting Trustees then in office, (iii) a quorum of two Voting Trustees if there are two Voting Trustees then in office and (iv) a quorum of one Voting Trustee if there is one Voting Trustee then in office. On any such matter, each Voting Trustee shall have one vote, regardless of the number of Shares legally or beneficially owned by such Voting Trustee or by members of his or her family.

     (b) Any Voting Trustee may call a meeting of the Voting Trustees by giving written notice to the other Voting Trustees then in office. Any such notice must be delivered at least five days before the date of any such meeting, and the Voting Trustee calling such meeting shall make reasonable arrangements to ensure that such meeting shall take place at a time and in a location where any Voting Trustee desiring to participate in such meeting in person or by telephone may do so. Voting Trustees shall have the right to waive notice of any meeting.

     6.3. Required Vote for Action Regarding Voting of Shares. Except as expressly provided by this Agreement, all actions by the Voting Trustees regarding the voting of Shares (or regarding action by written consent with respect thereto) shall require the affirmative vote of a majority of a quorum of the Voting Trustees.

     6.4. Instructions From Stockholders. Voting Trustees shall have the right (but shall not be required, except as expressly provided by this Agreement) to seek and follow instructions from the holders of Voting Trust Certificates on matters requiring a vote of the Voting Trustees which are not specifically reserved for action by the holders of Voting Trust Certificates. The decision to seek and/or follow such instructions shall require the affirmative vote of a majority of a quorum of the Voting Trustees.

     6.5. Deadlock on Actions Relating to the Voting of Shares.

     (a) In the event that a majority of a quorum of the Voting Trustees are unable to agree upon the voting of Shares (or action by written consent with respect thereto) to elect or remove one or more members of the Company's Board of Directors within 30 days of the date the Voting Trustees first hold a vote to determine such matter, all votes of the Voting Trustees shall be deemed automatically to have been cast in favor of voting the Shares for the incumbent slate of directors, or against removal of directors, as the case may be.

     (b) In the event that a majority of a quorum of the Voting Trustees are unable to agree upon the voting of Shares (or action by written consent with respect thereto) with respect to any matter subject to a vote of the stockholders (other than the election or removal of directors) within 30 days of the date the Voting Trustees first hold a vote to determine such matter, all votes of the Voting Trustees will be deemed to have been cast to vote the Shares against the matter.

     6.6. Actions Requiring a Unanimous Vote. The unanimous vote of all Voting Trustees then serving shall be required for trustee action not relating to the voting of Shares (or action by written consent with respect thereto), as follows: (a) the election of any successor Voting Trustee shall require a unanimous vote of the Voting Trustees then in office, (b) the removal of any Voting Trustee from his or her position as such shall require a unanimous vote of three Voting Trustees other than the Voting Trustee to be removed (so that if there are fewer than four Voting Trustees, any vacancy must be filled before removal can occur) and (c) termination of the trust created by this Agreement and of this Agreement shall require a unanimous vote of the Voting Trustees then in office (it being understood that the holders of Voting Trust Certificates may terminate the Voting Trust pursuant to Section 13.1(c) hereof without action by the Voting Trustees).

                                  ARTICLE VII

                         TERM OF TRUSTEES; VACANCIES;
                          REMOVAL; SUCCESSOR TRUSTEES

     7.1. Term of Trustees. Voting Trustees shall serve until their death, resignation or removal as Voting Trustees.

     7.2. Vacancies. Except for vacancies created by the departure of Robert D. Haas or Peter E. Haas, Sr. as Voting Trustees, the remaining Voting Trustee or Trustees shall fill all vacancies by a unanimous vote of the Voting Trustees then in office. If Robert D. Haas ceases to be a Voting Trustee for any reason, then, prior to the filling of the resulting vacancy by the remaining Voting Trustees, the question of whether to continue the Voting Trust shall be put to a vote of the holders of Voting Trust Certificates as set forth in Section 13.2 of this Agreement. If Peter E. Haas, Sr. ceases to be a Voting Trustee for any reason, and at such time is married to Miriam L. Haas, then his successor shall be his wife, Miriam L. Haas. If Miriam L. Haas subsequently ceases to be a Voting Trustee, or predeceases Peter E. Haas, Sr.'s departure from trusteeship, then the successor to Peter E. Haas, Sr. shall be chosen in the manner described above. In the event there are no Voting Trustees in office, the Voting Trust will terminate in accordance with Section 13.1(d) hereof unless the holders of Voting Trust Certificates representing at least two-thirds of the Shares vote to continue the Voting Trust and designate new Trustees pursuant to Section 4.3(c) hereof.

     7.3. Removal. A Voting Trustee may be removed, with or without cause, under either of the following circumstances: (a) if the other three Voting Trustees unanimously vote for his or her removal (so that if there is a vacancy at the time of the vote, it must be filled before removal can occur), or (b) if holders of Voting Trust Certificates representing at least two-thirds of the outstanding Shares (including all Shares beneficially owned by the subject Voting Trustee and other Voting Trustees) vote for his or her removal. Voting Trustees shall not be removable under any other circumstances.

     7.4. Successor Trustees. All successors chosen to fill vacant Voting Trustee positions shall be chosen in accordance with Section 7.2 or, as the case may be, Section 4.3(e). The rights, powers, privileges and obligations of the Voting Trustees acting as such pursuant to this Agreement shall be possessed by any successor Voting Trustees with the same effect as though such successor had originally been a party to this Agreement. The words "Voting Trustees" as used in this Agreement mean the Voting Trustees or any successor Voting Trustees acting under this Agreement.

                                 ARTICLE VIII

                          EXTRAORDINARY TRANSACTIONS;
                       RECEIPT OF ADDITIONAL SECURITIES

     8.1. Receipt of Additional Securities. If the Voting Trustees shall receive any securities of the Company or any successor or successors of the Company issued by way of dividend, split-up, recapitalization, reorganization, merger, consolidation, or any other change or adjustment in respect of the Shares held by them pursuant to this Agreement, the Voting Trustees (or Custodian, if any) shall hold the certificates representing such additional or changed securities, to the extent that such securities have voting rights (including voting rights contingent upon the occurrence of specified events), subject to the terms of this Agreement and shall issue, or cause to be issued by the Custodian, if any, Voting Trust Certificates representing such changed or additional securities to the respective holders of the then outstanding Voting Trust Certificates entitled thereto. Any securities of the Company or any successor or successors of the Company issued to the Voting Trustees with respect to the then outstanding Shares which do not have any such voting rights shall be delivered to the respective registered holders of the then outstanding Voting Trust Certificates in proportion to the number of Shares represented by the Voting Trust Certificates.

                                  ARTICLE IX

                          DIVIDENDS AND DISTRIBUTIONS

     9.1. Distributions to be Paid to Beneficial Holders. Except as otherwise provided in Article VIII, if the Company shall pay dividends or any distribution on or in respect of the Shares, the Voting Trustees shall be deemed to have directed the Company to distribute, and the Company shall promptly distribute, or cause the distribution to be made by the Custodian (if any) of, the same, proportionately among the holders of record of the then outstanding Voting Trust Certificates in relation to the number of underlying Shares in respect of which the dividends are paid, or distribution is made.

                                   ARTICLE X

                  SUBSCRIPTION FOR SECURITIES OF THE COMPANY

     10.1. Procedures for Subscription. In case any shares or other securities of the Company are offered for subscription to the holders of the Shares, the Voting Trustees (or Custodian, if any), promptly upon receipt of notice of such offer. shall mail a copy thereof to each holder of Voting Trust Certificates. Upon actual receipt (any deemed receipt in accordance with Section 14.2 notwithstanding) by the Voting Trustees, prior to the last day fixed by the Company for subscription and payment, of a request so to subscribe from such holder accompanied by the requisite sum of money or other consideration and appropriate documentation required to subscribe for such shares or securities, the Voting Trustees shall make, or cause to be made, such subscription and payment. If the shares or other securities so subscribed for are voting securities of the Company, the certificates therefor shall be issued and held by the Voting Trustees (or Custodian, if any), as stockholder of record, subject to the terms and conditions of this Agreement and the Voting Trustees shall issue or cause to be issued by the Custodian, if any, to the subscribing holder a Voting Trust Certificate in respect thereof. If the shares or other securities so subscribed for are non-voting securities of the Company, the certificates therefor shall be issued to the subscribing holder and the Voting Trustees shall mail or deliver such certificates or, cause them to be mailed and delivered by the Custodian, if any, to such holder.

                                  ARTICLE XI

                            COMPENSATION; EXPENSES

     11.1. Payment of Compensation and Reimbursement for Expenses. Voting Trustees who are also beneficial owners of one percent or more of the outstanding shares of Common Stock shall serve without compensation. Voting Trustees who are beneficial owners of less than one percent of the outstanding shares of Common Stock of the Company may receive compensation from the Trust, upon approval of a majority of the other Voting Trustees then in office, for performance of their duties as Voting Trustees. All Voting Trustees shall be entitled to reimbursement from the Trust as set forth in this Agreement for reasonable expenses and charges which may be incurred as Voting Trustees, including, without limitation, the employment of the Custodian, if any, and such agents, attorneys and counsel as the Voting Trustees may deem necessary and proper for the carrying out of this Agreement (it being understood that each Voting Trustee shall be entitled to retain and be reimbursed for the reasonable expenses and charges of separate counsel if such Voting Trustee believes such separate representation to be advisable), and all taxes or other governmental charges paid or incurred as a result of the transfer or issuance of any Shares or Voting Trust Certificates or in respect of the ownership of the Shares held as trustee or in respect of any dividends, distributions or other rights in respect of such stock. Any such charges or expenses incurred shall be promptly reimbursed to the Voting Trustees by the Trust.

                                  ARTICLE XII

                                INDEMNIFICATION

     12.1. Exculpation; Indemnification of Voting Trustees. No Voting Trustee shall be liable to the Company, to any holder of a Voting Trust Certificate or to any other person, under this Agreement or applicable law, by reason of any matter arising out of or in relation to this Agreement (including, without limitation, any action taken, or omitted to be taken by him or her in reliance upon and in conformity with, the advice of counsel, or by reason of any error of judgment or mistake of law or other mistake, or any act or omission of any agent or attorney, or any misconstruction of this Agreement, or any action of any sort taken or omitted thereunder or believed by such Voting Trustee to be in accordance with the provisions and intents hereof or otherwise), except, in each case, for such loss or damage as the holders of Voting Trust Certificates may suffer by reason of such Voting Trustee's willful misconduct. Each holder of Voting Trust Certificates, by entering into this Agreement, hereby waives any right to bring or pursue any action, directly or derivatively, on his or her own behalf or on behalf of the Company, against the Voting Trustees, except with respect to loss or damage caused by any such willful misconduct. Each Voting Trustee shall be indemnified and held harmless by the Trust from and against any and all of such Voting Trustee's actions pursuant to this Agreement, including any expenses incurred by a Voting Trustee in defending any proceeding or action brought against such Voting Trustee for actions taken in his or her capacity as a Voting Trustee, except for such Voting Trustee's willful misconduct. No Voting Trustee shall be required to give a bond or other security for the faithful performance of his or her duties as such. Each Voting Trustee shall be entitled to receive prompt payments in respect of the indemnification provided by this Agreement in advance of the final adjudication of any disputes relating thereto. The rights to indemnification and reimbursement of expenses set forth in this
Section 12.1 shall not be deemed exclusive and shall be in addition to any such rights a Voting Trustee may have, including but not limited to rights of such Voting Trustee, in his or her capacity as an officer, director, employee or agent of the Company.

                                 ARTICLE XIII

                                  TERMINATION

     13.1. Termination Events. The Voting Trust created by this Agreement and this Agreement shall be effective and remain in force until the occurrence of the earliest of the following events:

     (a) the fifteenth anniversary of the date of this Agreement;

     (b) the unanimous vote by all of the Voting Trustees then in office to terminate this Agreement, effected by written notice given to the holders of Voting Trust Certificates, at any time after the date of this Agreement;

     (c) the election by the holders of Voting Trust Certificates representing at least two-thirds of the outstanding Shares to terminate this Agreement, at any time after the date of this Agreement; or

     (d) if there shall be no Voting Trustees in office, the failure of the holders of Voting Trust Certificates representing at least two-thirds of the outstanding Shares to vote to continue the Trust and to designate one or more successor Voting Trustees within 90 days of the death, resignation or removal of the last remaining Voting Trustee, as contemplated by Section 4.3(e) hereof.

     13.2. Termination Upon Failure of Robert D. Haas to Continue Serving as Voting Trustee. If Robert D. Haas ceases to be a Voting Trustee for any reason, then the remaining Voting Trustees shall seek instructions from the holders of Voting Trust Certificates with respect to the issue of continuing the Trust. The vote shall be conducted in accordance with the procedures set forth in Sections 4.3(a)-(d) hereof. Unless holders of Voting Trust Certificates representing at least two-thirds of the outstanding Shares vote against continuation of the Voting Trust, the Voting Trust shall continue, and the vacancy shall be filled by the Voting Trustees as described in Article VII hereof.

     13.3. Surrender of Certificates. Upon the termination of the Voting Trust, the Voting Trustees, or the Custodian, if any, shall in exchange for, and upon the surrender of, the Voting Trust Certificates representing such Shares, deliver or cause to be delivered stock certificates to the holders of such Voting Trust Certificates representing the number of Shares set forth on the Certificate. No person or entity purporting to be a holder of Voting Trust Certificates shall receive any stock certificates pursuant to this provision unless such holder is listed on the Certificate and, if not the original holder thereof, receives Voting Trust Certificates in a Transfer made in accordance with the provisions of Article III of this Agreement.

     13.4. Consequences of Bankruptcy, Etc. If, in the event of the bankruptcy, receivership, dissolution or total or partial liquidation of the Company, whether voluntary or involuntary (each a "Bankruptcy Event"), the Voting Trustees shall receive any monies, securities or property to which the respective registered holders of the then outstanding Voting Trust Certificates shall be entitled, the Voting Trustees shall distribute or cause the distribution to be made by the Custodian, if any, of such monies, securities or property to the respective registered holders of the then outstanding Voting Trust Certificates, in proportion to the number of Shares respectively represented by their Voting Trust Certificates. Such a Bankruptcy Event shall not cause termination of or otherwise affect this Agreement.

     13.5. No Termination Upon Death, Etc. The death, disability or incompetency of any Voting Trustee or any holder of a Voting Trust Certificate during the term of this Agreement shall in no way affect the validity or enforceability of this Agreement or the Voting Trust Certificates issued pursuant to this Agreement, which shall remain in full force and effect in accordance with its terms.

     13.6. Certificates Held by Company. If the Company shall acquire any Voting Trust Certificates, the Company may thereupon, at its option, deliver such Voting Trust Certificates to the Voting Trustees (or Custodian, if any) and shall receive in exchange the Shares or other securities represented by such Voting Trust Certificates. Upon such exchange, the Voting Trust Certificates so delivered shall be cancelled. Any Voting Trust Certificates held by the Company shall not be deemed to be outstanding.

     13.7. Exclusive Means of Termination. The circumstances set forth in this
Article XIII represent the only circumstances under which the Voting Trust created by this Agreement may be terminated. It is the intention of the parties hereto that no statute or regulation, no governmental, judicial or administrative authority, no other provision of this Agreement or any other agreement, and no event or other development affecting the Company, shall operate or be effective to terminate the Voting Trust created hereby.

                                  ARTICLE XIV

                           MISCELLANEOUS PROVISIONS

     14.1. Additional Parties. If any person who is not, as of the date of this Agreement, a Stockholder, shall acquire Shares or Voting Trust Certificates (or other voting securities of the Company which by the terms of their issuance are governed by this Agreement) from a Stockholder, or who otherwise is required as a condition to the acquisition of shares of Common Stock to enter into and become a party to this Agreement, such person, upon execution of a counterpart to this Agreement, shall become a party to this Agreement and be deemed to be a Stockholder for all purposes of this Agreement as if such person had originally executed this Agreement, and the Voting Trust herein created shall continue to remain in effect.

     14.2. Notices. All notices given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, by messenger or by a nationally recognized overnight delivery company, to the party or parties to be given such notice at the address set forth below. Notices to the holders of Voting Trust Certificates shall be sent to the respective addresses specified by such parties in the Certificate, or in such other manner as such holders may have communicated in writing to the Company or the Voting Trustees. Notices to the Voting Trustees shall be addressed to:

                            Robert D. Haas,
                              as Voting Trustee
                            c/o Levi Strauss & Co.
                            Levi's Plaza
                            1155 Battery Street
                            San Francisco, California 94111

or to such other address as the Voting Trustees may have communicated in writing to the parties to this Agreement. If a Custodian has been appointed and is serving, and the holders of Voting Trust Certificates have been so notified, then a copy is to be sent to the Custodian at the address provided in such notice. Notices to be sent to a successor Voting Trustees shall be sent to the person and at the address designated by notice served in the manner herein provided.

     14.3. Maintenance of Certificate. The Voting Trustees shall, or shall make arrangements with the Company to, make such amendments from time to time to the Certificate as shall be necessary by reason of share transfers, stock splits or otherwise.

     14.4. Amendment. This Agreement (including, without limitation, an amendment extending the duration of the Voting Trust) may be amended at any time upon the vote of the holders of Voting Trust Certificates representing two-thirds of the outstanding Shares; no approval by the Voting Trustees shall be required in order to effect such amendments. Notwithstanding the foregoing, this Agreement may be amended solely for the purpose of effecting ministerial changes hereto, without the vote of holders of Voting Trust Certificates, upon the affirmative vote of a majority of a quorum of Voting Trustees as contemplated by
Article IV and Article VII. All amendments to this Agreement must be in writing, and any such writing must recite that it is an amendment to this Agreement.

     14.5. Voting: "Outstanding" Shares. On any matter requiring a vote of holders of Voting Trust Certificates representing a specified number or proportion of the "outstanding" Shares, the Voting Trust Certificates held by Voting Trustees shall be included for the purposes of determining the result of such vote.

     14.6. Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the parties relating to its subject matter, represents the final, complete and exclusive statement of the parties, and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, including the 1991 Class L Stockholders' Agreement by and among LSAI and certain of its stockholders which is terminated pursuant to the Stockholders' Agreement; provided that this Agreement does not supersede, and should be enforced in conjunction with, the Stockholders' Agreement, the Stock Subscription Agreements, the Merger Agreement and the Voting Trust Support Agreement of even date herewith between the Voting Trustees and the Company. No modification, amendment or waiver of any provision of this Agreement shall be valid unless in writing and approved in the manner set forth in Section 14.4.

     14.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators and permitted successors and assigns. This Agreement shall apply to, and all of the foregoing parties, heirs, executors, administrators and permitted successors and assigns shall be bound by this Agreement with respect to, any securities issued in respect of (or in exchange for) Shares or Voting Trust Certificates in connection with any transaction to the extent set forth in Article VIII. Without limiting the foregoing, the parties intend for the rights and obligations under this Agreement to survive the death of any party or other person, including any Voting Trustee or any holder of a Voting Trust Certificate and the related Shares, and to be specifically enforceable against any deceased party's heirs, executors, administrators, representatives, successors or assigns to the fullest extent permitted by law (including, without limitation, California Probate Code Section
9680).

     14.8. Governing Law; Jurisdiction. This Agreement creates a voting trust under Section 218 of the General Corporation Law of the State of Delaware applicable to the shares of a Delaware corporation. Regardless of the place of execution of this Agreement, the domicile or residence of any Stockholder or Voting Trustee, the location of the principal executive office of the Company, or any other fact or circumstance, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflicts of laws principles). EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE IN ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS PARAGRAPH AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SUCH COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING. Service of process on a Stockholder or Stockholders in any action arising out of or relating to this Agreement shall be effective if delivered to such Stockholder or Stockholders in accordance with Section 14.2. These provisions reflect the overall objective of this Agreement to provide for the long-term, stable and consistent ownership and governance of the Company.

     14.9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any Voting Trustee may execute this Agreement, any Voting Trust Certificate, and any amendment, waiver or consent relating thereto by use of an appropriate facsimile signature, provided that such Voting Trustee provides adequate assurances to the Company that such facsimile signature is an accurate representation of such Voting Trustee's actual signature.

     14.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         VOTING TRUSTEES:

                                         ________________________________
                                         ROBERT D. HAAS

                                         ________________________________
                                         PETER E. HAAS, SR.

                                         ________________________________
                                         PETER E. HAAS, JR.

                                         ________________________________
                                         F. WARREN HELLMAN


                                         STOCKHOLDERS:

                                         ________________________________
                                         (signature)

                                         ________________________________
                                         (type or print name)

                                                                       EXHIBIT A
                           Voting Trust Certificate
                          FOR SHARES OF COMMON STOCK,
                          PAR VALUE $0.01 PER SHARE,
                                      OF
                              LSAI HOLDING CORP.,
                            a Delaware corporation

No. of Shares                                         Certificate No.

        THIS IS TO CERTIFY THAT, on                                2011, or
upon the prior termination of a certain Voting Trust Agreement, dated April 15, 1996 (the "Voting Trust Agreement"), by and among Robert D. Haas, Peter E. Haas, Sr., Peter E. Haas, Jr. and F. Warren Hellman, as Voting Trustees and certain stockholders of LSAI Holding Corp. (the "Company"), pursuant to which agreement this Certificate has been issued, will be entitled to receive certificates for the number of fully-paid and non-assessable shares hereinabove specified (the "Shares") and for the duration of such Voting Trust Agreement, to receive distributions equal to the cash or property or nonvoting security distributions, if any, collected by the Voting Trustees (or Custodian, if any) upon a like number of the Shares standing in the name of the Voting Trustees. Prior to the actual delivery of such certificates, the Voting Trustees (or Custodian, if any), with respect to any and all of the Shares shall possess and be entitled to exercise, in the manner and to the extent provided in the aforesaid Voting Trust Agreement, all of the rights of every kind of the holder of this Certificate, including the right to vote and take part in, or to consent to any corporate or stockholders' action, it being expressly stipulated that except as specifically provided in the Voting Trust Agreement, no right to vote, or take part in, or to consent to any corporate or stockholders' action, shall pass by, or under, this Certificate.

     THE SALE, ASSIGNMENT, GIFT, PLEDGE OR OTHER ENCUMBRANCE, OR OTHER TRANSFER ("TRANSFER") OF THIS VOTING TRUST CERTIFICATE OR THE SHARES (OR ANY INTEREST THEREIN) REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND IN THE VOTING TRUST AGREEMENT DESCRIBED IN THIS CERTIFICATE AND PURSUANT TO WHICH THIS CERTIFICATE IS ISSUED, TO A STOCK SUBSCRIPTION AGREEMENT DATED AS OF JANUARY 25, 1996, AND TO A STOCKHOLDERS' AGREEMENT AMONG THE COMPANY AND ITS STOCKHOLDERS DATED AS OF APRIL 15, 1996. COPIES OF SUCH STOCKHOLDERS' AGREEMENT AND VOTING TRUST AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY. NO TRANSFER OF THIS CERTIFICATE, OR THE SHARES REPRESENTED BY THIS CERTIFICATE, MAY BE EFFECTED, EXCEPT PURSUANT TO THE TERMS OF SUCH CERTIFICATE OF INCORPORATION, VOTING TRUST AGREEMENT AND STOCKHOLDERS' AGREEMENT. NO SUCH TRANSFER SHALL BE VALID UNLESS MADE TOGETHER WITH THE UNDERLYING SHARES.

     IN ADDITION, THIS CERTIFICATE AND/OR THE SHARES REPRESENTED BY THIS CERTIFICATE, AS THE CASE MAY BE, MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT (FOR THE INTEREST IN THE VOTING TRUST REPRESENTED BY THIS CERTIFICATE AND SUCH SHARES REPRESENTED HEREBY, AS THE CASE MAY BE) UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION. IN CONNECTION WITH ANY PROPOSED SALE OR TRANSFER OF THIS CERTIFICATE, OR THE SHARES REPRESENTED HEREBY, AS THE CASE MAY BE, PURSUANT TO AN EXEMPTION FROM REGISTRATION, THE HOLDER OF THIS CERTIFICATE, OR SHARES REPRESENTED BY THIS CERTIFICATE, AS THE CASE MAY BE, MAY BE REQUIRED TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, OR THE COMPANY MAY REQUIRE THAT IT SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED. IN ADDITION, THE RIGHT TO VOTE THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN THE MANNER PROVIDED IN THE VOTING TRUST AGREEMENT.

     This Certificate is not valid unless signed by the Voting Trustees or the appointed Custodian. The holder hereof, by accepting this Certificate, manifests his or her consent that the undersigned Voting

Trustees may treat the registered holder hereof as the true owner for all purposes, except the delivery of certificates for Shares which delivery shall not be made without the surrender hereof.

     IN WITNESS WHEREOF, the undersigned, the Voting Trustees, have caused this
Certificate to be signed as of the day of                               ,      .


                                         VOTING TRUSTEES:

                                         ________________________________
                                         ROBERT D. HAAS

                                         ________________________________
                                         PETER E. HAAS, SR.

                                         ________________________________
                                         PETER E. HAAS, JR.

                                         ________________________________
                                         F. WARREN HELLMAN

                                  ASSIGNMENT



     FOR VALUE RECEIVED,                               does hereby sell, assign
and transfer unto all of the undersigned's right, title and interest in and to this Voting Trust Certificate, and does hereby irrevocably constitute and
appoint                                               to be the undersigned's
attorney to transfer this Voting Trust Certificate on the books of the within named Voting Trustees, with full power of substitution in the premises.

Dated:


                                    ________________________________
                                    Transferor's signature



IN PRESENCE OF__________________________________________________________________

                              Witness' signature

                            Print name of witness:

                                    FORM OF
                        VOTING TRUST SUPPORT AGREEMENT

     THIS VOTING TRUST SUPPORT AGREEMENT (this "Agreement") dated as of
, 1996, is among LSAI HOLDING CORP., a Delaware corporation (the "Company"), and the voting trust (the "Voting Trust) created pursuant to the Voting Trust Agreement, (the "Voting Trust Agreement") by and among Robert D. haas, Peter E. Haas, Sr., Peter E. Haas, Jr., and F. Warren Hellman, as voting trustees (the "Voting Trustees), and the stockholders of the Company who are parties thereto (the "Stockholders"). Capitalized terms used herein without definition shall have the meanings assigned thereto in the Voting Trust Agreement.

                                   RECITALS

     WHEREAS, the Voting Trustees and the Stockholders have entered into the Voting Trust Agreement; and

     WHEREAS, the Company recognizes that the efficient administration of the Voting Trust is beneficial to the long-term, stable and consistent ownership and governance of the Company; and

     WHEREAS, the Company and the Voting Trustees believe it to be in the best interests of the Company and the Voting Trust to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties and agreements contained herein, and as contemplated by the Voting Trust Agreement, the parties hereto agree as follows:

     1. Maintenance of Certificate. The Company shall maintain the Certificate in its permanent records. The Company shall initially create the Certificate, and thereafter shall revise the Certificate from time to time, in each case upon instruction from, and in the manner requested by, any one or more of the Voting Trustees, as contemplated by the Voting Trust Agreement. The Company shall make no changes to the Certificate other than as directed by the Voting Trustees.

     2. Transfer Restrictions. The Company shall recognize, and shall record on the Certificate and/or the books and records of the Company, only those Transfers made in accordance with Section 3.3 of the Voting Trust Agreement.

     3. Calling of Meetings. In the event that the Company receives written notice, pursuant to Section 4.3(e) of the Voting Trust Agreement, requesting that a meeting be called for purposes of determining whether the holders of Voting Trust Certificates wish to continue the Voting Trust Agreement and to designate one or more successor Voting Trustees, the Company shall abide by the provisions of such Section 4.3(e) as though it were a party to the Voting Trust Agreement and bound thereby.

     4. Reimbursement of Voting Trust. In the event that the Voting Trust is required to pay any sums of money to any Voting Trustee pursuant to Sections
11.1 or 12.1 of the Voting Trust Agreement, the Company shall, upon receipt of written notice from the Voting Trustees, promptly reimburse the Voting Trust for the amounts so paid.

     5. Amendment. All amendments to this Agreement must be in writing and be signed by the Company and by each Voting Trustee then in office, and any such writing must recite that it is an amendment to this Agreement.

     6. Third Party Beneficiaries. It is the express intention of the parties hereto that each Voting Trustee shall be a third party beneficiary of the agreements contained in Section 4 hereof, and that any Voting Trustee may enforce the provisions of such Section 4 as though such Voting Trustee were a party hereto.

     7. Governing Law; Jurisdiction. Regardless of the place of execution of this Agreement, the domicile or residence of any Stockholder or Voting Trustee, the location of the principal executive office of the Company, or any other fact or circumstance, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflicts of laws principles). EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE IN ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS PARAGRAPH AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SUCH COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING. These provisions reflect the overall objective of this Agreement to provide for the long-term, stable and consistent ownership and governance of the Company.

     8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any Voting Trustee may execute this Agreement, any Voting Trust Certificate, and any amendment, waiver or consent relating thereto by use of an appropriate facsimile signature, provided that such Voting Trustee provides adequate assurances to the Company that such facsimile signature is an accurate representation of such Voting Trustee's actual signature.

     9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10. Further Assurance. Each of the parties hereto shall execute such documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and of the other documents to be executed by such person pursuant to the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                        LSAI HOLDING CORP:



                                        By:________________________________
                                                   Robert D. Haas
                                                   CHAIRMAN AND
                                              CHIEF EXECUTIVE OFFICER


                                        Voting Trustees:


                                        ___________________________________
                                                    Robert D. Haas


                                        ___________________________________
                                                    Peter E. Haas, Sr.


                                        ___________________________________
                                                    Peter E. Haas, Jr.


                                        ___________________________________
                                                    F. Warren Hellman